Exhibit 99.2

                                [GRAPHIC OMITTED]

                              N E W S  R E L E A S E

FOR IMMEDIATE RELEASE            Contact:   Steven E. Nielsen, President and CEO
                                            Richard L. Dunn, Senior Vice
                                               President and CFO
                                            (561) 627-7171
Palm Beach Gardens, Florida                                   February 24, 2003

            DYCOM INDUSTRIES, INC. ANNOUNCES STOCK REPURCHASE PROGRAM

Palm Beach Gardens, Florida, February 24, 2003--Dycom Industries, Inc. (NYSE
Symbol: "DY") announced today that its Board of Directors has authorized the repurchase of up to $25 million of its common stock. The stock repurchases are authorized to be made over the next eighteen months in open market or private transactions. The Company's prior authorization to repurchase shares expired in December 2002.

Dycom is a leading provider of engineering, construction, and maintenance services to telecommunication providers throughout the United States. Additionally, the Company provides similar services related to the installation of integrated voice, data, and video local and wide area networks within office buildings and similar structures. Dycom also provides underground utility locating and mapping and electric utility construction services.

This press release may contain forward-looking statements as contemplated by the 1995 Private Securities Litigation Reform Act. These statements are based on management's current expectations, estimates and projections. Forward-looking statements are subject to risks and uncertainties that may cause actual results in the future to differ materially from the results projected or implied in any forward-looking statements contained in this press release. Such risks and uncertainties include: business and economic conditions in the telecommunications industry affecting our customers, continued deterioration in our customers' financial condition, the adequacy of our reserves and allowances for doubtful accounts, whether the carrying value of our assets may be impaired, the anticipated outcome of contingent events, including litigation, liquidity needs and the availability of financing, as well as other risks detailed in our filings with the Securities and Exchange Commission.